UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2007

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2007, Gerald W. Brase, Executive Vice President - Merchandising for the Company, resigned. In connection with his resignation, the Compensation Committee of the Board of Directors accelerated the vesting of Mr. Brase's outstanding options to purchase 41,584 shares of the Company's common stock granted to Mr. Brase under the Company's 2006 Stock Incentive Plan and extended the exercise period for such outstanding options held by Mr. Brase for 90 days from the date of his resignation. In addition, Mr. Brase was granted salary continuation for a one-year period in the annual amount of approximately $309,000 and additional salary continuation for up to an additional six months at one-half that annual amount. Further, Mr. Brase will received a prorated incentive associated with his service period for the current fiscal year.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 13, 2007	By:	Joel A. Cherry

Name: Joel A. Cherry
Title: Vice President - General Counsel and Corporate Secretary